Savers Value Village, Inc. Reports Fourth Quarter Financial Results
Net sales increased 5.0%, with the U.S. up 10.5%
Comparable store sales increased 1.6%
Sequential improvement in both the U.S. and Canada

Bellevue, WA - February 20, 2025 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended December 28, 2024 (the “fourth quarter”).
Highlights for the Fourth Quarter; Comparisons are to the Thirteen Weeks Ended December 30, 2023
•Net sales increased 5.0% to $402.0 million, with the United States (“U.S.”) increasing 10.5% and Canada decreasing 2.7%.
•Constant-currency net sales1 increased 6.0% to $405.9 million, with the U.S. increasing 10.5% and Canada decreasing 0.2%.
•Comparable store sales increased 1.6%, with the U.S. increasing 4.7% and Canada decreasing 2.5%.
•Opened 9 new stores, ending the fourth quarter with 351 stores. For the fifty-two weeks ended December 28, 2024 (“fiscal 2024”), the Company opened a total of 29 new stores, consisting of 22 organic new store openings and 7 stores from its 2 Peaches acquisition.
•Net loss and Adjusted net income1 were $1.9 million and $15.9 million, respectively. Net loss per diluted share and Adjusted net income per diluted share1 were $0.01 and $0.10, respectively. Net loss margin was 0.5%.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 was $73.8 million and Adjusted EBITDA margin1 was 18.4%. Changes in foreign currency exchange rates negatively impacted Adjusted EBITDA1 by $1.1 million during the fourth quarter.
•Total active members enrolled in our U.S. and Canadian loyalty programs increased 11.3% to 5.9 million.
Mark Walsh, Chief Executive Officer of Savers Value Village, Inc. stated, “We ended 2024 with strong momentum, and I am particularly proud of our double-digit revenue growth in the U.S in the fourth quarter. We are well positioned to capitalize on strong long-term secular tailwinds and continue our pivot to growth with 25 to 30 new store openings in 2025.”
During the fourth quarter, the Company repurchased approximately 1.1 million shares of its common stock at a weighted average price of $9.67 per share. As of the end of the fourth quarter, the Company had approximately $18.1 million remaining under its share repurchase program.
In addition, on February 6, 2025, the Company redeemed $44.5 million aggregate principal amount of Senior Secured Notes, equal to 10% of the outstanding balance at December 28, 2024.

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant-currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant-currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.

Fiscal 2025 Outlook1
The Company expects the following for the fifty-three weeks ending January 3, 2026 (“fiscal 2025”):

New store openings	25 to 30
Net sales	$1.61 billion to $1.65 billion
Comparable store sales growth over fiscal 2024[2,3]	0.5% to 2.5%
Net income	$36 million to $52 million
Adjusted net income[3,4]	$62 million to $77 million
Adjusted EBITDA[3,4]	$245 million to $265 million
Capital expenditures	$125 million to $150 million
Diluted weighted average shares outstanding	~168 million

[1] The Company’s outlook for fiscal 2025 assumes an exchange rate of 1 Canadian dollar (“CAD”) = 0.70 U.S. dollar (“USD”).
[2] Fiscal 2025 comparable store sales has been adjusted to remove the impact of the 53rd week for year-over-year comparative purposes.
[3] The Company made certain changes to its non-GAAP financial measures effective fiscal 2025. For additional information, see “Changes to Non-GAAP Financial Measures.”
[4]Adjusted net income and Adjusted EBITDA are not measures recognized under GAAP. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” and the accompanying financial tables which reconcile GAAP financial measures to non-GAAP measures.

Conference Call Information
A conference call to discuss the fourth quarter financial results is scheduled for today, February 20, 2025, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 800 549 8228 (international callers, please dial +1 289 819 1520) approximately 10 minutes prior to the start of the call. Please reference Conference ID 54530 when prompted. A live webcast of the conference call will be available over the Internet, which you may access by logging on to the Investor Relations section on the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available until March 6, 2025. To access the telephone replay, dial +1 888 660 6264 (international callers, please dial +1 289 819 1325). The access code for the replay is 54530#. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website for one year.
About the Savers® Value Village® family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2025 outlook or financial guidance, and industry outlook are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not be able to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized distribution centers; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; and risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; outbreak of viruses or widespread illness, including the continued impact of COVID-19 and continuing or renewed regulatory responses thereto; together with each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are not calculated or presented in accordance with GAAP and have limitations as analytical tools. You should not consider them in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by the Company’s competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because it considers these meaningful measures to share with investors as they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, the Company provides investors with management’s perspective of the Company’s operating performance.
Adjusted net income through fiscal 2024 is defined as net (loss) income excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, dividend-related bonus, loss (gain) on foreign currency, net, executive transition costs, certain other adjustments, the tax effect on the above adjustments, excess tax shortfall (benefit) from stock-based compensation and non-recurring tax benefit. Tax effect on adjustments as defined through fiscal 2024 is calculated based on the overall effective tax rate for the respective periods. The Company defines Adjusted net income per diluted share as Adjusted net income divided by diluted weighted average common shares outstanding.
Adjusted EBITDA through fiscal 2024 is defined as net (loss) income excluding the impact of interest expense, net, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, non-cash occupancy-related costs, lease intangible asset expense, pre-opening expenses, store closing expenses, executive transition costs, transaction costs, dividend-related bonus, loss (gain) on foreign currency, net, and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Changes to Non-GAAP Financial Measures
As previously reported on Form 8-K filed with the Securities and Exchange Commission on January 15, 2025, when the Company reports its first quarter results for fiscal 2025, it will do so using an updated definition of Adjusted EBITDA and comparable store sales, and a refined approach towards tax effect on adjustments within its Adjusted net income and Adjusted net income per diluted share metrics. The Company believes it is appropriate to refine these metrics beginning in fiscal 2025 to better reflect the impact of its accelerating new store growth on both sales and profitability, and to improve consistency with the reporting practices of peer companies with similar growth characteristics. These changes have no impact on reported net (loss) income or the related per share amounts.
The Company is updating its definition of Adjusted EBITDA to include non-cash occupancy-related costs, pre-opening expenses and store closing expenses, all of which were excluded under its previous definition of Adjusted EBITDA. The Company is reporting its fourth quarter and fiscal 2024 full year results using the previous definition of Adjusted EBITDA for the final time so as to be consistent with the definition of Adjusted EBITDA used in the first three quarters of fiscal 2024. The Company’s outlook for Adjusted EBITDA for fiscal 2025 utilizes the new definition of Adjusted EBITDA as described above. For comparability purposes, the Company has recast Adjusted EBITDA and Adjusted EBITDA margin for the fourth quarter and full year fiscal 2024 using the new definition as described above (see “Supplemental Information – Reconciliation of GAAP to Non-GAAP Financial Measures” in this press release).
Further, the Company is updating its definition of comparable store sales. Previously, the Company defined comparable store sales to be sales by stores that have been in operation for all or a portion of two consecutive fiscal years, or, in other words, stores that are starting their third fiscal year of operation. The new approach will define comparable store sales to be sales by stores that have been in operation for all or a portion of 14 months to more closely conform with common retail practice. The impact of this change to previously reported comparable store sales is de minimis.
Lastly, the Company is adjusting its approach for calculating the tax effect on adjustments within its Adjusted net income and Adjusted net income per diluted share metrics. Through fiscal 2024, the Company applied the overall effective tax rate for the year to the respective adjustments in determining Adjusted net income and Adjusted net income per diluted share. Effective fiscal 2025, the Company will utilize the tax rate specifically applicable to the respective adjustments. The Company is reporting its fourth quarter and fiscal 2024 full year results using the previous approach for the final time so as to be consistent with its approach used in the first three quarters of fiscal 2024. The Company’s outlook for Adjusted net income for fiscal 2025 utilizes the new approach as described above. For comparability purposes, the Company has recast Adjusted net income and Adjusted net income per diluted share for the fourth quarter and full year fiscal 2024 using the new approach as described above (see “Supplemental Information – Reconciliation of GAAP to Non-GAAP Financial Measures” in this press release).
Constant-currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the USD into USD. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company’s significant operations in Canada, the Company's financial results are affected positively by a weakening of the USD against CAD and are affected negatively by a strengthening of the

USD against CAD. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are not calculated or presented in accordance with GAAP and are not meant to be considered as an alternative or substitute for, or superior to, comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen and fifty-two weeks ended December 28, 2024, as compared to the thirteen and fifty-two weeks ended December 30, 2023, the USD was stronger relative to CAD and the Australian dollar which resulted in an unfavorable foreign currency impact on our operating results. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
eyruma@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Operations
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 28, 2024		December 30, 2023		December 28, 2024		December 30, 2023
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$401,985	100.0%	$382,765	100.0%	$1,537,617	100.0%	$1,500,249	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	178,178	44.3	160,721	42.0	669,744	43.6	619,671	41.3
Salaries, wages and benefits	82,182	20.4	90,101	23.5	331,023	21.5	366,189	24.4
Selling, general and administrative	92,005	22.9	79,008	20.6	337,131	21.9	311,388	20.8
Depreciation and amortization	16,552	4.2	16,056	4.2	69,530	4.5	61,144	4.0
Total operating expenses	368,917	91.8	345,886	90.3	1,407,428	91.5	1,358,392	90.5
Operating income	33,068	8.2	36,879	9.7	130,189	8.5	141,857	9.5
Other (expense) income:
Interest expense, net	(15,135)	(3.8)	(17,588)	(4.6)	(62,444)	(4.1)	(88,500)	(5.9)
(Loss) gain on foreign currency, net	(14,841)	(3.7)	1,073	0.3	(14,294)	(0.9)	6,660	0.4
Other (expense) income, net	(151)	—	3,515	0.9	71	—	3,688	0.2
Loss on extinguishment of debt	—	—	—	—	(4,088)	(0.3)	(16,626)	(1.1)
Other expense, net	(30,127)	(7.5)	(13,000)	(3.4)	(80,755)	(5.3)	(94,778)	(6.4)
Income before income taxes	2,941	0.7	23,879	6.3	49,434	3.2	47,079	3.1
Income tax expense (benefit)	4,837	1.2	(19,993)	(5.2)	20,404	1.3	(6,036)	(0.4)
Net (loss) income	$(1,896)	(0.5)%	$43,872	11.5%	$29,030	1.9%	$53,115	3.5%
Net (loss) income per share, basic	$(0.01)		$0.27		$0.18		$0.35
Net (loss) income per share, diluted	$(0.01)		$0.27		$0.17		$0.34
Basic weighted average shares outstanding	159,739		160,453		160,911		151,027
Diluted weighted average shares outstanding	159,739		165,223		166,706		156,156

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, unaudited)

	December 28, 2024	December 30, 2023
Current assets:
Cash and cash equivalents	$149,967	$179,955
Trade receivables, net	16,761	11,767
Inventories	34,288	32,820
Prepaid expenses and other current assets	24,634	25,691
Derivative assets – current	4,574	7,691
Total current assets	230,224	257,924
Property and equipment, net	270,123	229,405
Right-of-use lease assets	552,762	499,375
Goodwill	665,465	687,368
Intangible assets, net	159,330	166,681
Deferred tax asset, net	3,801	—
Other assets	3,790	3,133
Derivative assets – non-current	—	23,519
Total assets	$1,885,495	$1,867,405
Current liabilities:
Accounts payable and accrued liabilities	$83,039	$92,550
Accrued payroll and related taxes	52,252	65,096
Lease liabilities – current	89,809	79,306
Current portion of long-term debt	6,000	4,500
Total current liabilities	231,100	241,452
Long-term debt, net	735,133	784,593
Lease liabilities – non-current	472,343	419,407
Other liabilities	25,239	17,989
Deferred tax liabilities, net	—	27,909
Total liabilities	1,463,815	1,491,350
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	657,906	593,109
Accumulated deficit	(250,451)	(247,541)
Accumulated other comprehensive income	14,225	30,487
Total stockholders’ equity	421,680	376,055
Total liabilities and stockholders’ equity	$1,885,495	$1,867,405

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023
Cash flows from operating activities:
Net income	$29,030	$53,115
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	61,636	72,604
Amortization of debt issuance costs and debt discount	5,611	6,051
Depreciation and amortization	69,530	61,144
Operating lease expense	132,173	119,908
Deferred income taxes, net	(31,880)	(35,249)
Loss on extinguishment of debt	4,088	16,626
Other items	9,048	(15,055)
Changes in operating assets and liabilities, net of acquisition:
Trade receivables	(5,748)	740
Inventories	(1,898)	(10,926)
Prepaid expenses and other current assets	1,073	3,659
Accounts payable and accrued liabilities	(8,046)	8,154
Accrued payroll and related taxes	(10,688)	2,428
Operating lease liabilities	(122,630)	(110,438)
Other liabilities	2,977	2,404
Net cash provided by operating activities	134,276	175,165
Cash flows from investing activities:
Purchases of property and equipment	(105,877)	(91,743)
Settlement of derivative instruments, net	28,543	28
Business acquisition, net of cash acquired	(3,189)	—
Purchase of trade name	—	(650)
Net cash used in investing activities	(80,523)	(92,365)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	—	529,247
Principal payments on long-term debt	(55,500)	(547,931)
Payment of debt issuance costs	(1,004)	(4,359)
Prepayment premium on extinguishment of debt	(1,485)	(1,650)
Advances on revolving line of credit	—	42,000
Repayments of revolving line of credit	—	(84,000)
Proceeds from stock option exercises	3,721	—
Dividends paid	—	(262,235)
Repurchase of common stock under share repurchase program	(31,674)	—
Proceeds from initial public offering, net	—	314,719
Payment of offering costs	—	(9,061)
Repurchase of shares and shares withheld for taxes	(560)	(849)
Settlement of derivative instrument, net	11,925	8,601
Principal payments on finance lease liabilities	(1,615)	(1,526)
Other	(438)	—
Net cash used in financing activities	(76,630)	(17,044)
Effect of exchange rate changes on cash and cash equivalents	(7,111)	2,067
Net change in cash and cash equivalents	(29,988)	67,823
Cash and cash equivalents at beginning of period	179,955	112,132
Cash and cash equivalents at end of period	$149,967	$179,955

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net (Loss) Income Per Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net (loss) income per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of operations:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
(in thousands, except per share data)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Numerator
Net (loss) income	$(1,896)	$43,872	$29,030	$53,115
Denominator
Basic weighted average shares outstanding	159,739	160,453	160,911	151,027
Dilutive effect of employee stock options and awards	—	4,770	5,795	5,129
Diluted weighted average shares outstanding	159,739	165,223	166,706	156,156
Net (loss) income per share(1)
Basic	$(0.01)	$0.27	$0.18	$0.35
Diluted	$(0.01)	$0.27	$0.17	$0.34
(1)Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per share, the year-to-date calculation of net (loss) income per share may not equal the sum of the quarters.

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Segment Results
(Unaudited)
The following unaudited tables present net sales and profit by segment. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	December 28, 2024	December 30, 2023	$ Change	% Change
Net sales:
U.S. Retail	$220,463	$199,478	$20,985	10.5%
Canada Retail	151,130	155,350	(4,220)	(2.7)%
Other	30,392	27,937	2,455	8.8%
Total net sales	$401,985	$382,765	$19,220	5.0%
Segment profit:
U.S. Retail	$49,833	$51,084	$(1,251)	(2.4)%
Canada Retail	$40,284	$49,011	$(8,727)	(17.8)%
Other	$8,825	$9,659	$(834)	(8.6)%

	Fifty-Two Weeks Ended
(dollars in thousands)	December 28, 2024	December 30, 2023	$ Change	% Change
Net sales:
U.S. Retail	$832,581	$780,126	$52,455	6.7%
Canada Retail	586,971	605,630	(18,659)	(3.1)%
Other	118,065	114,493	3,572	3.1%
Total net sales	$1,537,617	$1,500,249	$37,368	2.5%
Segment profit:
U.S. Retail	$187,233	$198,146	$(10,913)	(5.5)%
Canada Retail	$165,136	$189,899	$(24,763)	(13.0)%
Other	$36,059	$39,572	$(3,513)	(8.9)%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call to be held on February 20, 2025, discussing the Company’s financial condition and results of operations for the fourth quarter.
The following unaudited table presents a reconciliation of net (loss) income and net (loss) income per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
(in thousands, except per share amounts)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net (loss) income:
Net (loss) income	$(1,896)	$43,872	$29,030	$53,115
Loss on extinguishment of debt(1)(2)	—	—	4,088	16,626
IPO-related stock-based compensation expense(1)(3)	8,750	20,784	54,981	69,108
Transaction costs(1)(4)	—	770	2,621	3,103
Dividend-related bonus(1)(5)	—	—	—	24,097
Loss (gain) on foreign currency, net(1)	14,841	(1,073)	14,294	(6,660)
Executive transition costs(1)(6)	—	—	689	—
Other adjustments(1)(7)	6,529	(2,415)	4,312	(3,260)
Tax effect on adjustments(8)	(12,440)	(5,239)	(33,447)	(29,874)
Excess tax shortfall (benefit) from stock-based compensation	94	—	(2,321)	—
Non-recurring tax benefit(9)	—	(31,340)	—	(31,340)
Adjusted net income, as defined through fiscal 2024	15,878	25,359	74,247	94,915
Tax effect on adjustments(8)	12,440	5,239	33,447	29,874
Tax effect on adjustments, as defined beginning fiscal 2025(10)	(4,070)	(2,444)	(10,810)	(15,734)
Adjusted net income, as defined beginning fiscal 2025	$24,248	$28,154	$96,884	$109,055

Net (loss) income per share, diluted(11):
Net (loss) income per share, diluted	$(0.01)	$0.27	$0.17	$0.34
Loss on extinguishment of debt(1)(2)	—	—	0.02	0.11
IPO-related stock-based compensation expense(1)(3)	0.05	0.13	0.33	0.44
Transaction costs(1)(4)	—	—	0.02	0.02
Dividend-related bonus(1)(5)	—	—	—	0.15
Loss (gain) on foreign currency, net(1)	0.09	(0.01)	0.09	(0.04)
Executive transition costs(1)(6)	—	—	—	—
Other adjustments(1)(7)	0.04	(0.01)	0.03	(0.02)
Tax effect on adjustments(8)	(0.08)	(0.03)	(0.20)	(0.19)
Excess tax shortfall (benefit) from stock-based compensation	—	—	(0.01)	—
Non-recurring tax benefit(9)	—	(0.20)	—	(0.20)

Adjusted net income per share, diluted, as defined through fiscal 2024*	0.10	0.15	0.45	0.61
Tax effect on adjustments(8)	0.08	0.03	0.20	0.19
Tax effect on adjustments, as defined beginning fiscal 2025(10)	(0.02)	(0.01)	(0.06)	(0.10)
Adjusted net income per share, diluted, as defined beginning fiscal 2025*	$0.15	$0.17	$0.58	$0.70
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024, the partial redemption of our Senior Secured Notes on March 4, 2024 and July 3, 2023, and the partial repayment of outstanding borrowings under the Term Loan Facility on July 5, 2023 and February 6, 2023.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(5)Represents dividend-related bonus and related taxes paid in conjunction with the Company’s February 2023 dividend.
(6)Represents severance costs associated with executive leadership changes and retention costs associated with the 2 Peaches acquisition.
(7)Other adjustments include the effect of asset disposals. The thirteen and fifty-two weeks ended December 28, 2024 also include a change in the fair value of acquisition-related contingent consideration of $1.5 million and $0.1 million, respectively, and an impairment charge on long-lived assets of $4.3 million. The thirteen and fifty-two weeks ended December 30, 2023 further includes legal and insurance settlement proceeds of $3.8 million and $4.7 million, respectively.
(8)Tax effect on adjustments as defined through fiscal 2024 is calculated based on the overall effective tax rate for the respective periods. The effective tax rate for fiscal 2023 is adjusted to remove Section 162(m) limitations and the tax benefit of restructuring.
(9)Represents a one-time tax benefit of $31.3 million associated with an internal legal entity restructuring.
(10)Tax effect on adjustments as defined beginning in fiscal 2025 is calculated utilizing the tax rate specifically applicable to the respective adjustments.
(11)For the fourth quarter, Adjusted net income per diluted share includes 5.4 million of potential shares of common stock relating to awards of stock options and restricted stock units that were excluded from the calculation of GAAP diluted net loss per share as their inclusion would have had an antidilutive effect.

A reconciliation of the Company’s fiscal 2025 outlook for net income on a GAAP basis to Adjusted net income is presented in the table below:

	Fifty-Three Weeks Ended
	January 3, 2026
(in millions)	Low End	High End
Net income	$36	$52
Loss on extinguishment of debt(1)(2)	3	3
IPO-related stock-based compensation expense(1)(3)	26	26
Tax effect on adjustments(4)	(3)	(3)
Adjusted net income*	$62	$77
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effect of the loss on debt extinguishment in relation to the redemption of $44.5 million aggregate principal amount of Senior Secured Notes on February 6, 2025.

(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Tax effect on adjustments as defined beginning in fiscal 2025 is calculated utilizing the tax rate specifically applicable to the respective adjustments

The following unaudited table presents a reconciliation of GAAP net (loss) income to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
(dollars in thousands)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net (loss) income	$(1,896)	$43,872	$29,030	$53,115
Interest expense, net	15,135	17,588	62,444	88,500
Income tax expense (benefit)	4,837	(19,993)	20,404	(6,036)
Depreciation and amortization	16,552	16,056	69,530	61,144
Loss on extinguishment of debt(1)	—	—	4,088	16,626
Stock-based compensation expense(2)	10,529	21,634	61,636	72,604
Non-cash occupancy-related costs(3)	2,280	2,837	7,943	5,902
Lease intangible asset expense(4)	868	939	3,531	4,093
Pre-opening expenses(5)	3,862	2,309	14,768	7,536
Store closing expenses(6)	311	582	874	1,613
Executive transition costs(7)	—	—	689	—
Transaction costs(8)	—	770	2,621	3,103
Dividend-related bonus(9)	—	—	—	24,097
Loss (gain) on foreign currency, net	14,841	(1,073)	14,294	(6,660)
Other adjustments(10)	6,529	(2,415)	4,312	(3,260)
Adjusted EBITDA, as defined through fiscal 2024	73,848	83,106	296,164	322,377
Non-cash occupancy-related costs(3)	(2,280)	(2,837)	(7,943)	(5,902)
Pre-opening expenses(5)	(3,862)	(2,309)	(14,768)	(7,536)
Store closing expenses(6)	(311)	(582)	(874)	(1,613)
Adjusted EBITDA, as defined beginning fiscal 2025	$67,395	$77,378	$272,579	$307,326
Net (loss) income margin	(0.5)%	11.5%	1.9%	3.5%
Adjusted EBITDA margin, as defined through fiscal 2024	18.4%	21.7%	19.3%	21.5%
Adjusted EBITDA margin, as defined beginning fiscal 2025	16.8%	20.2%	17.7%	20.5%
(1)Removes the effects of the loss on debt extinguishment in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024, the partial redemption of our Senior Secured Notes on March 4, 2024 and July 3, 2023, and the partial repayment of outstanding borrowings under the Term Loan Facility on July 5, 2023 and February 6, 2023.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors.
(3)Represents the difference between cash payments and straight-line lease expense.
(4)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(5)Pre-opening expenses include expenses incurred in the preparation and opening of new stores and processing locations, such as payroll, training, travel, occupancy and supplies.
(6)Costs associated with the closing of certain retail locations, including lease termination costs, amounts paid to third parties for rent reduction negotiations, and fees paid to landlords for store closings.

(7)Represents severance costs associated with executive leadership changes and retention costs associated with the 2 Peaches acquisition.
(8)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(9)Represents dividend-related bonus and related taxes paid in conjunction with our February 2023 dividend.
(10)Other adjustments include the effect of asset disposals. The thirteen and fifty-two weeks ended December 28, 2024 also include a change in the fair value of acquisition-related contingent consideration of $1.5 million and $0.1 million, respectively, and an impairment charge of $4.3 million. The thirteen and fifty-two weeks ended December 30, 2023 further includes legal and insurance settlement proceeds of $3.8 million and $4.7 million, respectively.

A reconciliation of the Company’s fiscal 2025 outlook for GAAP net income to Adjusted EBITDA is presented in the table below:

	Fifty-Three Weeks Ended
	January 3, 2026
(in millions)	Low End	High End
Net income	$36	$52
Interest expense, net	66	66
Income tax expense	21	25
Depreciation and amortization	75	75
Loss on extinguishment of debt(1)	3	3
Stock-based compensation expense(2)	41	41
Lease intangible asset expense(3)	3	3
Adjusted EBITDA	$245	$265
(1)Removes the effect of the loss on debt extinguishment in relation to the redemption of $44.5 million aggregate principal amount of Senior Secured Notes on February 6, 2025.
(2)Represents non-cash stock based compensation expense related to stock options and restricted stock units granted to certain of the Company’s employees and directors.
(3)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.

Constant-currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales are not financial measures prepared in accordance with GAAP.
The following unaudited tables present a reconciliation of GAAP net sales to constant-currency net sales. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
December 28, 2024
U.S. Retail	$220,463	$—	$220,463	$20,985	10.5%
Canada Retail	151,130	3,882	155,012	(338)	(0.2)%
Other	30,392	44	30,436	2,499	8.9%
Total net sales	$401,985	$3,926	$405,911	$23,146	6.0%
December 30, 2023
U.S. Retail	$199,478	n/a	$199,478	n/a	n/a
Canada Retail	155,350	n/a	155,350	n/a	n/a
Other	27,937	n/a	27,937	n/a	n/a
Total net sales	$382,765	n/a	$382,765	n/a	n/a

	Fifty-Two Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
December 28, 2024
U.S. Retail	$832,581	$—	$832,581	$52,455	6.7%
Canada Retail	586,971	9,009	595,980	(9,650)	(1.6)%
Other	118,065	449	118,514	4,021	3.5%
Total net sales	$1,537,617	$9,458	$1,547,075	$46,826	3.1%
December 30, 2023
U.S. Retail	$780,126	n/a	$780,126	n/a	n/a
Canada Retail	605,630	n/a	605,630	n/a	n/a
Other	114,493	n/a	114,493	n/a	n/a
Total net sales	$1,500,249	n/a	$1,500,249	n/a	n/a

n/a - not applicable

Supplemental Metrics
The Company uses the below supplemental metrics to evaluate the performance of its business, identify trends, formulate financial projections and make strategic decisions. The Company believes that these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.
The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Comparable Store Sales(1)
United States	4.7%	3.1%	2.7%	4.4%
Canada	(2.5)%	2.0%	(4.0)%	5.0%
Total(2)	1.6%	2.6%	(0.1)%	4.7%
Number of Stores
United States	172	155	172	155
Canada	165	159	165	159
Total(2)	351	326	351	326
Pounds Processed (lbs mm)	259	250	1,012	984
Sales Yield(3)	$1.50	$1.54	$1.46	$1.48
(1)Comparable store sales is the percentage change in comparable store sales over the comparable period in the prior fiscal year. Through fiscal 2024, comparable store sales is defined as sales by stores that have been in operation for all or a portion of two consecutive fiscal years, or, in other words, stores that are starting their third fiscal year of operation. In fiscal 2024, comparable store sales excludes stores acquired in the 2 Peaches acquisition. In fiscal 2023, comparable store sales excludes stores acquired in the 2nd Ave. acquisition because those stores were not yet fully integrated during the prior year comparative period. Comparable store sales is measured in local currency for Canada, while total comparable store sales is measured on a constant-currency basis.
(2)Total comparable store sales and total number of stores include our Australia retail locations, in addition to retail stores in the U.S. and Canada.
(3)The Company defines sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis.